Exhibit 10.9

THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH FEDERAL AND STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.
SUBORDINATED PROMISSORY NOTE
OF
AB HOLDCO, INC.
$296,891.26	June 22, 2018

FOR VALUE RECEIVED, AB HoldCo, Inc., a Nevada corporation (including any successor or assign thereof, including, without limitation, a receiver, trustee or debtor-in-possession, "Maker"), hereby promises to pay to the Michael L. Smith and Ardyce F. Smith 1994 Revocable Trust ("Payee") the aggregate principal sum of Two Hundred Ninety-Six Thousand Eight Hundred Ninety-One Dollars and Twenty-Six Cents ($296,891.26) on the dates and in the amounts set forth in this Subordinated Promissory Note (this "Note"), and to pay to Payee interest on the unpaid principal balance hereof at the rate and times set forth herein.
1. Reference to Note Purchase Agreement and Credit Agreements.  This Note is being issued and delivered by Maker to Payee pursuant to the terms of that certain Note Purchase Agreement, dated as of the date hereof, by and among Maker and Payee (the "Note Purchase Agreement").  Capitalized terms used and not otherwise defined in this Note have the meanings assigned to such terms in the Note Purchase Agreement.  This Note and the obligations of Maker hereunder are subject to the terms of any credit agreement, loan agreement, indenture, promissory note, guaranty or other debt instrument, including, without limitation, (a) that certain Loan and Security Agreement, effective as of October 17, 2017, by and between Janel Corporation, Janel Group, Inc., PCL Transport, LLC, Janel Alpha GP, LLC, W.J. Byrnes & Co., Liberty International, Inc., and The Janel Group of Georgia, Inc., and Santander Bank, N.A., (b) that certain Credit Agreement, effective as of February 29, 2016, by and between Indco, Inc. and First Merchants Bank, and (c) that certain Business Loan Agreement, dated June 14, 2018, by and between AB Merger Sub, Inc. and First Northern Bank of Dixon (as such agreements and instruments may be entered into, amended, supplemented, restated, replaced, refinanced or otherwise modified from time to time, the "Credit Agreements") pursuant to which Maker and/or any Affiliate of Maker (collectively, the "Credit Parties") incurs, borrows, extends, guarantees, renews or refinances any indebtedness for borrowed money or other extensions of credit with any federal or state bank or other institutional lender (collectively, the "Senior Lenders").
2. Payment of Principal.  Subject to the terms of the Credit Agreements, including any restrictions on the ability of Maker to pay principal hereunder, Maker shall pay the outstanding principal amount of this Note to Payee in a single payment on the three-year anniversary of the date hereof (the "Maturity Date").

3. Payment of Interest.  The unpaid principal balance of this Note bears interest at an annual rate equal to four percent (4%), calculated on the basis of a year consisting of 365 days.  Subject to the terms of the Credit Agreements, including any restrictions on the ability of Maker to pay interest hereunder, Maker shall pay interest on this Note to Payee quarterly in arrears on the last business day of each calendar quarter, commencing on September 30, 2018.  In the event that the terms of the Credit Agreements prohibit Maker from making any scheduled payment of interest hereunder, the payment of the interest shall be deferred until such time as the payment is permitted under the Credit Agreements, but in no event shall such payment be deferred beyond the Maturity Date.
4. Prepayment.  Subject to the terms of the Credit Agreements, including any restrictions on the ability of Maker to pay principal and interest hereunder, at any time and from time to time after the date hereof, Maker may prepay in whole or in part, without premium or penalty, the outstanding principal amount of this Note, together with all accrued but unpaid interest on such principal amount up to the date of prepayment.  Any prepayment shall be applied first to accrued but unpaid interest, and then to outstanding principal.
5. Subordination.  All principal, interest, premiums and other amounts payable by Maker to Payee under this Note and any security therefor are subordinated and junior in right of payment to the prior payment in full in cash of all indebtedness for borrowed money and other obligations of the Credit Parties owed to the Senior Lenders under the Credit Agreements (the "Senior Indebtedness").  Until the earlier of (a) prior payment in full of all of the Senior Indebtedness and (b) the Maturity Date, Payee may not, without the prior written consent of the Senior Lenders, take any of the following actions with respect to any amounts owed to Payee under this Note: (i) initiate any suit, action or proceeding against Maker to enforce payment of, or to collect the whole or any part of any amounts owed under, this Note; (ii) commence judicial enforcement of any of the rights and remedies under this Note; or (iii) accelerate this Note.  In the event of any default under this Note, upon written demand by Payee, Maker will identify those Senior Lenders from whom any such consent must be obtained.  Payee hereby agrees to negotiate in good faith with respect to any requirement by a Senior Lender to enter into a subordination agreement and take any other actions reasonably required by any such Senior Lender with respect to indebtedness evidenced by this Note and any security therefor.  For the avoidance of doubt, in the event that any of the Credit Agreements is refinanced or replaced in full, the Payee agrees that the subordination provisions of this Note will continue for the benefit of the lenders party to such refinancing.
6. Defaults.  Maker shall be deemed in default hereunder upon the occurrence of any of the following: (a) Maker fails to pay when due any principal or interest payment required to be made hereunder, and such failure is not cured by Maker on or before the 5th day following its due date; (b) an involuntary case against Maker under any applicable bankruptcy or insolvency law commences and is not dismissed on or before the date 60 days after its commencement; (c) a court with proper jurisdiction enters a decree or order for relief against Maker in an involuntary case under any applicable bankruptcy or insolvency law; (d) a court with proper jurisdiction appoints a receiver, liquidator, custodian or trustee for Maker or for any substantial part of Maker's property with respect to  the winding up or liquidation of Maker's affairs; or (e) Maker commences a voluntary case under any applicable bankruptcy or insolvency law, makes a general assignment for the benefit of Maker's creditors, consents to the appointment of a receiver, liquidator, custodian or trustee for Maker or for any substantial part of Maker's property, or consents to the entry of an order for relief against Maker in an involuntary case under any applicable bankruptcy or insolvency law.

7. Consequences of Default.  Upon the occurrence of a default under Section 6 of this Note, subject to the Credit Agreements and Section 5 of this Note, the entire outstanding principal balance of this Note, together with all accrued and unpaid interest and all other sums payable hereunder shall, at the option of Payee, become immediately due and payable.  Notwithstanding anything herein to the contrary, from and during the continuation of any default under Section 7 of this Note, interest shall accrue on the principal amount of this Note at a per annum rate equal to ten percent (10%) until such default has been cured.
8. Payments.  Principal and interest due and payable under this Note shall be paid to Payee in lawful money of the United States of America at the address for notices to Payee as set forth in Section 8 of the Note Purchase Agreement, or at such other address as may be specified in a written notice to Maker by Payee.  If any payment on this Note is due on a Saturday, Sunday or a bank or legal holiday, such payment shall be made on the next succeeding business day.
9. Guaranty.  Janel Corporation (the "Guarantor") hereby absolutely and unconditionally guarantees the prompt payment in full of all principal and interest due and payable under this Note (the "Obligations") as and when the respective parts thereof become due and payable.  If the Obligations, or any part thereof, shall not be paid in full when due and payable, Payee shall have the right to proceed directly against Guarantor under this Guaranty to collect the payment in full of the Obligations, regardless of whether or not Payee shall have theretofore proceeded or shall then be proceeding against Maker, it being understood that Payee, in its sole discretion, may proceed against Maker or Guarantor, and may exercise each right, power or privilege that Payee may then have at such time or times and as often and in such order as Payee, in its sole discretion, may from time to time deem expedient to collect the payment in full of the Obligations.  In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, Guarantor hereby waives any right it may have whether now or in the future, to require Payee to make an election of remedies or otherwise bring a single action to enforce its remedies hereunder.  This is a guaranty of payment and not merely a guaranty of collection, and Guarantor hereby waives each and every guarantorship and suretyship defense, generally. Regardless of the duration of time, regardless of whether Maker may from time to time cease to be indebted to Payee, and irrespective of any act, omission or course of dealing whatever on the part of Payee, Guarantor's liabilities and other obligations hereunder shall remain in full effect until the payment in full of the Obligations.  Guarantor acknowledges that the consideration for this guaranty is not a mere recital and is adequate regardless of actual amount. Guarantor hereby waives presentment, protest and demand, notice of protest, demand and dishonor, nonpayment and acceleration of this Note.
10. No Security.  The obligations under this Note are unsecured.

11. No Assignment.  This Note may not be assigned or sold without the prior written consent of Maker.
12. Cancellation.  On final payment or other satisfaction of all principal and accrued interest owed on this Note, this Note shall be surrendered to Maker for cancellation and shall not be reissued.
13. Lawful Interest Rate.  If  interest payable under this Note is in excess of the maximum permitted by law, the interest chargeable hereunder shall be reduced to the maximum amount permitted by law.
14. Waivers by Maker.  Maker hereby waives presentment, protest and demand, notice of protest, demand and dishonor, nonpayment and acceleration of this Note.
15. Exercise of Remedies.  No delay or omission on the part of Payee in the exercise of any right or remedy under this Note shall operate as a waiver thereof, and no partial exercise of any right or remedy, acceptance of a past due installment or other indulgences granted from time to time shall be construed as a novation of this Note or preclude other or further exercise thereof or the exercise of any other rights or remedy.
16. Collection Costs.  If a default under Section 6 of this Note occurs, Maker shall pay to Payee on demand all reasonable and documented costs and expenses of collection, including reasonable and documented attorneys' fees.
17. Governing Law.  This Note shall be governed and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the Maker has executed and delivered this Subordinated Promissory Note as of the date first written above.

AB HOLDCO, INC.,
as Maker
By: /s/ Brendan J. Killackey
       Name: Brendan J. Killackey
        Title:   President, Secretary and Treasurer

Acknowledged and agreed:

MICHAEL L. SMITH AND ARDYCE F. SMITH
1994 REVOCABLE TRUST
as Payee

By: /s/ Michael L. Smith
Name: Michael L. Smith
Title:   Co-trustee
By: /s/ Ardyce F. Smith
Name: Ardyce F. Smith
Title:   Co-trustee

JANEL CORPORATION,
as Guarantor

By: /s/ Brendan J. Killackey
       Name: Brendan J. Killackey
        Title:   President and Chief Executive Officer

[Signature Page to Subordinated Promissory Note]